Exhibit 24.1

Power of Attorney

DIRECTOR’S POWER OF ATTORNEY

FOR FORM S-8

Each undersigned director of School Specialty, Inc., a Wisconsin corporation, hereby constitutes and designates each of David J. Vander Zanden and David G. Gomach, with the power of substitution, the true and lawful attorney-in-fact of the undersigned to sign for him in his name, place and stead, in any and all capacities, any registration statement on Form S-8 of School Specialty, Inc. relating to the Amended and Restated School Specialty, Inc. 1998 Stock Incentive Plan (the “1998 Option Plan”), and any and all amendments (including post-effective amendments) and/or supplements to such Form S-8 and generally to take all actions in his name and behalf in his capacity as a director to enable School Specialty, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission with respect to such filings, hereby ratifying and confirming his signature as it may be signed by said attorneys-in-fact to such Form S-8 and any and all amendments (including post-effective amendments) and/or supplements thereto.

Dated this 7th day of December, 2006.

By:

/s/ Terry L. Lay

Terry L. Lay

By:

/s/ Edward C. Emma

Edward C. Emma

By:

/s/ Jonathan J. Ledecky

Jonathan J. Ledecky

By:

/s/ Leo C. McKenna

Leo C. McKenna

By:

/s/ Jacqueline F. Woods

Jacqueline F. Woods